UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 24, 2016

SWK HOLDINGS CORPORATION

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

14755 Preston Road, Suite 105, Dallas, TX	75254
(Address of Principal Executive Offices)	(Zip Code)

(972) 687-7250

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 24, 2016, SWK Funding LLC, a wholly-owned subsidiary of SWK Holdings Corporation (the “Company”), sold 100% of its debt and equity interests in SynCardia Systems, Inc. (“SynCardia”) to an affiliate of Versa Capital Management (“Versa”) for an upfront cash payment of $7,200,000, plus certain additional contingent future payments described in the definitive agreements filed herewith. The Company’s interests in SynCardia included $22.0 million of a senior secured first lien loan, $13.0 million of second lien convertible notes, 2,323,649 shares of Series F preferred stock, 4,000 shares of common stock and warrants exercisable into 34,551 shares of common stock. The Company’s carrying value as of March 31, 2016 of the debt and equity interests in SynCardia was $12,458,000.

SynCardia filed a registration statement with the Securities and Exchange Commission for an initial public offering in August 2015, to raise capital to meet its operating needs and fund research and development. However, SynCardia withdrew its registration statement on October 13, 2015. SynCardia defaulted under its loans in December 2015 by violating certain financial covenants and not paying interest due to the Company. The Company and SynCardia entered into a forbearance agreement in December 2015 whereby the Company agreed to forbear from exercising its rights and remedies available to it under the loan agreements, subject to SynCardia retaining certain financial advisory professionals and pursuing a sale and/or recapitalization process.

Item 8.01. Other Events.

Nanosphere, Inc.

On May 14, 2015, the Company entered into a credit agreement pursuant to which the Company and a partner provided to Nanosphere, Inc. (“Nanosphere”) a term loan in the maximum principal amount of $30,000,000. The Company funded $8,000,000 at the closing of the transaction. Upon Nanosphere achieving certain milestones, the Company and its partner funded an additional $5,000,000 on February 6, 2016, of which the Company funded $2,000,000.

On June 30, 2016, Nanosphere repaid all of its outstanding obligations to the Company for an aggregate amount of $10,756,250, which included prepayment and exit fees of $600,000 and $156,250 of accrued interest. The Company also owns warrants to acquire 600,000 shares of Nanosphere at a strike price of $0.01 that will be redeemed upon closing of the previously announced sale of Nanosphere to Luminex Corporation. The Company can provide no assurances that such closing will occur.

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Item 9.01: Financial Statements and Exhibits

Exhibit No.	Description

Exhibit 10.1	Purchase and Sale Agreement for Distressed Assets, dated June 24, 2016 between SWK Funding, LLC and Sindex SSI Lending, LLC.

Exhibit 10.2	Securities Transfer Agreement dated as of June 24, 2016 by and between SWK Funding, LLC, SWK Holdings Corporation and Sindex SSI Lending, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SWK HOLDINGS CORPORATION

By:	/s/ WINSTON BLACK
Winston Black
Chief Executive Officer

Date: June 30, 2016

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